Exhibit 2.4

FORM OF EMPLOYEE MATTERS AGREEMENT

Between

NEWS CORPORATION

and

NEW NEWS CORPORATION

Dated as of             , 2013

i

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [•], 2013, is entered into by and between News Corporation, a Delaware corporation (“Remainco”), and New Newscorp LLC, a Delaware limited liability company and a wholly owned subsidiary of Remainco (“New News Corporation” and, together with Remainco, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Board of Directors of Remainco has determined that it is in the best interests of Remainco and its stockholders to separate the Separated Business (as defined in the Separation and Distribution Agreement by and between the Parties and News International Holdings, a U.K. unlimited company (the “SDA”)) and the Remainco Business (as defined in the SDA) into two independent publicly traded companies (the “Separation”), on the terms of the SDA and the Ancillary Agreements (as defined in the SDA) and subject to the conditions set forth in the SDA, in order to, among other things, (i) allow each company to focus on and pursue distinct strategic priorities and industry-specific opportunities that would maximize each company’s long-term potential; (ii) allow each company to benefit from greater financial and operational flexibility and better positioning the companies to compete; (iii) allow the companies to each respond and react more quickly to rapidly-evolving technology and global market opportunities; (iv) provide investors in each company with a more targeted investment opportunity, each with different inherent values, including different financial and operational structures; and (v) allow the companies to tailor their capital structures, allocate and deploy resources and implement compensation plans in a manner consistent with strategic objectives that best enhance value for their respective stockholder groups;

WHEREAS, to further effect the Separation, New News Corporation intends to obtain and retain ownership and possession of all Separated Assets (as defined in the SDA) and Remainco intends to retain ownership and possession of all Remainco Assets (as defined in the SDA); and

WHEREAS, it is necessary to set out the assignment of certain benefit plans and arrangements to either the Remainco Group or the New News Corporation Group.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 General. As used in this Agreement, capitalized terms shall have the following meanings:

“Affiliate” shall have the meaning set forth in the SDA.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Ancillary Agreements” shall have the meaning set forth in the SDA.

“Asset” shall have the meaning set forth in the SDA.

“Award” shall mean any equity award or equity-based award over (i) shares of Remainco Common Stock or CDIs exchangeable for shares of Remainco Common Stock or (ii), as applicable based on the context, shares of New News Corporation Common Stock or CDIs exchangeable for shares of New News Corporation Common Stock.

“Benefit Plan” or “Benefit Plans” shall mean individually or collectively, as applicable, the Remainco Welfare Plans, the NAI DB Plan, the NAI DC Plan, the 2005 LTIP, the 2004 Stock Option Plan and the 2004 Replacement Stock Option Plan.

“CDIs” shall mean CHESS Depositary Interests.

“Claims Incurred” shall mean, except with respect to Workers’ Compensation Claims Incurred, those claims that are deemed incurred pursuant to the following: (a) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (b) with respect to life, accidental death and dismemberment and business travel insurance, upon the occurrence of the event giving rise to such claim or expense; (c) with respect to long-term disability and long term care benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense; and (d) with respect to any other claim, upon the date of the event giving rise to such claim.

“COBRA” shall mean the extension of medical coverage that must be offered in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“DB Plan Covered Participants” shall have the meaning set forth in Section 6.02(a)(ii).

“DB Transferred Assets” shall have the meaning set forth in Section 6.02(c)(i).

“DB Transferred Liabilities” shall have the meaning set forth in Section 6.02(c)(i).

“DC Plan Covered Participants” shall have the meaning set forth in Section 5.02(a)(ii).

“Dispute” shall have the meaning set forth in Section 9.10.

“Distribution” shall have the meaning set forth in the SDA.

“Distribution Date” shall have the meaning set forth in the SDA.

“Employee” shall mean a common law employee.

“Employee Matters” shall mean all of the employment, benefits and compensation matters that are addressed in this Employee Matters Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“FMLA” shall mean the Family and Medical Leave Act of 1993.

“Group” shall mean the Remainco Group and/or the New News Corporation Group, as the context requires.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Indemnified Party” shall have the meaning set forth in the SDA.

“Indemnifying Party” shall have the meaning set forth in the SDA.

“Information” shall have the meaning set forth in the SDA.

“Internal Reorganization” shall have the meaning set forth in the SDA.

“IRS” shall mean the United States Internal Revenue Service.

“Law” shall have the meaning set forth in the SDA.

“Liabilities” shall have the meaning set forth in the SDA.

“Loss” shall have the meaning set forth in the SDA.

“NAI DC Plan” shall have the meaning set forth in Section 5.01.

“NAI DB Plan” shall have the meaning set forth in Section 6.01.

“NAI SERP” shall have the meaning set forth in Section 7.01.

“NCTI” shall mean NC Transaction, Inc., which (a) prior to the Internal Reorganization, will be a subsidiary of Remainco and (b) after the Internal Reorganization, will be a Subsidiary of New News Corporation.

“NCTI Benefit Plan” or “NCTI Benefit Plans” shall have the meaning set forth in Section 2.03.

“NCTI DB Plan” shall have the meaning set forth in Section 6.02(a)(i).

“NCTI DB Trust” shall have the meaning set forth in Section 6.02(b).

“NCTI DC Plans” shall have the meaning set forth in Section 5.02(a)(i).

“NCTI DC Trusts” shall have the meaning set forth in Section 5.02(b).

“NCTI Employee” shall mean an individual who, as of the close of business on the Distribution Date, is an Employee of NCTI (including, without limitation, any such individual who is on vacation or other approved leave of absence, including leave under FMLA or corresponding state Law, disability, military leave and other approved leave).

“NCTI SERP” shall have the meaning set forth in Section 7.02(a)(i).

“NCTI Welfare Plans” shall have the meaning set forth in Section 4.02(a).

“New LTIP” shall have the meaning set forth in Section 8.05(a).

“New LTIP Award” shall have the meaning set forth in Section 8.05(b)(i).

“New News Corporation” shall have the meaning set forth in the preamble hereto.

“New News Corporation Common Stock” shall mean Class A common stock, par value $0.01 per share, of New News Corporation.

“New News Corporation Conversion Formula” shall have the meaning set forth in Section 8.05(d).

“New News Corporation Group” shall mean New News Corporation and each of its Subsidiaries and Affiliates after giving effect to the Internal Reorganization, including the entities listed in the applicable Schedule to the SDA, and any corporation or entity that may become part of such Group from time to time, other than any member of the Remainco Group.

“New News Corporation Group Employee” shall mean an individual who is an Employee of a member of the New News Corporation Group (including, without limitation, any such individual who is on vacation or other approved leave of absence, including leave under FMLA or corresponding state Law, disability, military leave and other approved leave).

“Original Expiration Date” shall mean the expiration date provided in the applicable Award grant prior to the application of any acceleration event applicable to such Award.

“Parties” shall have the meaning set forth in the preamble hereto.

“Person” shall have the meaning set forth in the SDA.

“Remainco” shall have the meaning set forth in the preamble hereto.

“Remainco Assets” shall have the meaning set forth in the SDA.

“Remainco Business” shall have the meaning set forth in the SDA.

“Remainco Common Stock” shall mean Class A common stock, par value $0.01 per share, of Remainco.

“Remainco Conversion Formula” shall have the meaning set forth in Section 8.02(a).

“Remainco Group” shall mean (a) prior to the Distribution, Remainco and each of its direct and indirect Subsidiaries and Affiliates before the Distribution and (b) after the Distribution, Remainco and each of its direct and indirect Subsidiaries and Affiliates immediately after the Distribution, and any corporation or entity that is or may become part of such Group from time to time after the Distribution, other than the New News Corporation Group.

“Remainco Group Employee” shall mean an individual who is an Employee of a member of the Remainco Group (including, without limitation, any such individual who is on vacation or other approved leave of absence, including leave under FMLA or corresponding state Law, disability, military leave and other approved leave).

“Remainco Welfare Plans” shall have the meaning set forth in Section 4.01.

“SDA” shall have the meaning set forth in the Recitals hereto.

“SEC” shall have the meaning set forth in the SDA.

“Separated Assets” shall have the meaning set forth in the SDA.

“Separated Business” shall have the meaning set forth in the SDA.

“Separation” shall have the meaning set forth in the Recitals hereto.

“SERP Covered Participants” shall have the meaning set forth in Section 7.02(a)(ii).

“SERP Plan” shall mean the NAI SERP or the NCTI SERP, as the context requires, and “SERP Plans” shall mean both the NAI SERP and the NCTI SERP.

“SERP Transition Employee” shall have the meaning set forth in Section 7.02(b).

“Subsidiary” shall have the meaning set forth in the SDA.

“Transition Employee” shall have the meaning set forth in Section 6.02(c)(ii).

“Transition Services Agreement” shall have the meaning set forth in the SDA.

“2005 LTIP” shall have the meaning set forth in Section 8.02(a).

“2005 LTIP Award” shall have the meaning set forth in Section 8.02(b)(i).

“2004 Market Watch SIP” shall have the meaning set forth in Section 8.07(a).

“2004 Market Watch SIP Award” shall have the meaning set forth in Section 8.07(b).

“2004 Replacement Stock Option Plan” shall have the meaning set forth in Section 8.04(a).

“2004 Replacement Stock Option Plan Award” shall have the meaning set forth in Section 8.04(b).

“2004 Stock Option Plan” shall have the meaning set forth in Section 8.03(a).

“2004 Stock Option Plan Award” shall have the meaning set forth in Section 8.03(b).

“2001 Dow Jones LTIP” shall have the meaning set forth in Section 8.06(a).

“2001 Dow Jones LTIP Award” shall have the meaning set forth in Section 8.06(b).

“Welfare Plan” shall mean a plan described in ERISA Section 3(1), maintained in the United States.

“Welfare Plan Covered Participants” shall have the meaning set forth in Section 4.02(b).

“Workers’ Compensation Claims Incurred” shall mean those claims that are deemed incurred upon an employee’s injury or disability in the course of carrying out such employee’s employment responsibilities and for which the employee is entitled by law to payments for medical expenses and lost wages.

ARTICLE II

GENERAL PRINCIPLES

Section 2.01 No Changes to Benefits Provided by Certain Entities as a Result of the Separation. This Agreement addresses the employee benefit plans, programs and policies of the Remainco Group and the New News Corporation Group that will be impacted by the Separation. Any employee benefit plans, programs and policies of the Remainco Group and the New News Corporation Group not specifically addressed in this Agreement will not be impacted by the Separation.

Section 2.02 General Principles for Allocation of Liabilities.

(a) Except as otherwise provided in this Agreement, effective as of the Distribution Date, the New News Corporation Group shall be solely Liable and no member of the Remainco Group shall have any Liability or obligations whatsoever with respect to Claims Incurred on or after the Distribution Date by any New News Corporation Group Employee in connection with any such individual’s employment or any employee benefit plan, program, policy or compensation arrangement.

(b) Except as otherwise provided in this Agreement, effective as of the Distribution Date, the Remainco Group shall be solely Liable and no member of the New News Corporation Group shall have any Liability or obligations whatsoever with respect to Claims Incurred on or after the Distribution Date by or with respect to any Remainco Group Employee in connection with any such individual’s employment or any employee benefit plan, program, policy or compensation arrangement.

Section 2.03 Service Credit for Eligibility and Vesting Purposes. Except as otherwise provided in any other provision of this Agreement, the NCTI Welfare Plans, the NCTI DC Plans, the NCTI DB Plan and the NCTI SERP (each individually a “NCTI Benefit Plan” and together, the “NCTI Benefit Plans”) and the New LTIP shall, and New News Corporation shall, recognize each NCTI Employee’s service with any member of the Remainco Group prior to the Distribution Date and during the twelve-month period following the Distribution Date for purposes of eligibility and vesting under any NCTI Benefit Plan or the New LTIP, to the same extent such service would be credited if it had been performed for a member of the New News Corporation Group. Except as otherwise provided in any other provision of this Agreement, the Benefit Plans shall, and Remainco shall, recognize each Remainco Group Employee’s service with any member of the New News Corporation Group during the twelve-month period following the Distribution Date for purposes of eligibility and vesting under any Benefit Plan, to the same extent such service would be credited if it had been performed for the Remainco Group.

Section 2.04 Transition Services. The Parties acknowledge that the Remainco Group or the New News Corporation Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

Section 2.05 Participant Elections and Beneficiary Designations. To the extent allowed by applicable Law and not otherwise addressed by this Agreement, effective as of the Distribution Date, the New News Corporation Group shall recognize and maintain all elections and designations (including, without limitation, deferral, investment and payment form elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders) in effect under any Benefit Plan or other arrangement sponsored by a member of the Remainco Group prior to the Distribution Date with respect to the New News Corporation Group Employees who are participants in the NCTI Benefit Plans on the Distribution Date.

Section 2.06 No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement or the SDA, no participant in the NCTI Benefit Plans or the New LTIP or any other benefit plans or arrangements of a member of the New News Corporation Group shall receive benefits that duplicate benefits provided to such individual by a corresponding benefit plan or arrangement of the Remainco Group and no participant in the Benefit Plans or any other benefit plans or arrangements of a member of the Remainco Group shall receive benefits that duplicate benefits provided to such individual by a corresponding benefit plan or arrangement of the New News Corporation Group. Furthermore, unless expressly provided for in this Agreement or the SDA or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements to any compensation or benefit plan on the part of any Employee of the Remainco Group or the New News Corporation Group.

Section 2.07 No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by the Parties, as required by applicable Law, or as explicitly set forth in an NCTI Benefit Plan, on the Distribution Date, an NCTI Employee shall be entitled to participate in the NCTI Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding Benefit Plan as in effect on the date immediately prior to the Distribution Date, with it being the intent of the Parties that this Agreement does not result in any expansion of the participation rights therein that they had prior to the Distribution Date.

ARTICLE III

EMPLOYEES

Section 3.01 Employees.

(a) New News Corporation Group Employees. Except as otherwise provided in this Agreement or with respect to any individual who is simultaneously employed by both Parties (or members of their Groups, as applicable) on and after the Distribution Date, effective as of the Distribution Date, one or more members of the New News Corporation Group shall be responsible for, and no member of the Remainco Group shall have any further Liability with respect to, any and all wages, salaries, incentive compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any New News Corporation Group Employees on or after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses or other employee compensation or benefits are or may have been earned.

(b) Remainco Group Employees. Except as otherwise provided in this Agreement or with respect to any individual that is simultaneously employed by both Parties (or members of their Groups, as applicable) on and after the Distribution Date, effective as of the Distribution Date, one or more members of the Remainco Group shall be responsible for, and no member of the New News Corporation Group shall have any Liability with respect to, any and all wages, salaries, incentive compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Remainco Group Employees on or after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses or other employee compensation or benefits are or may have been earned.

(c) Transferred Employees. The Parties acknowledge that during the twelve-month period following the Distribution Date, the employment of certain Employees may be transferred between the Parties (or members of their Groups, as applicable) as agreed to between the Parties. It is further agreed that with respect to any such transferred Employee, to the extent permitted by Law and the terms of the applicable benefit plans and arrangements and except with respect to Article VIII, the Parties will reasonably cooperate to apply the terms of this Agreement to such Employee and his or her employer at the time of such transfer as if such employment were being transferred to the New News Corporation Group in connection with the Distribution Date, regardless of whether such transfer is to the Remainco Group or the New News Corporation Group.

(d) At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the Remainco Group or the New News Corporation Group to (i) continue the employment of any Employee following the date of this Agreement or the Distribution Date (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

(e) Employees on Leave.

(i) Effective as of the Distribution Date, the Remainco Group shall retain and be responsible for all Liabilities (including Liabilities for salary continuation and benefits under the Remainco Welfare Plans) with respect to any Remainco Group Employee who, on the Distribution Date, is on vacation or other approved leave of absence (including leave under FMLA or corresponding state Law, disability, military leave and other approved leave) and is not a New News Group Employee on the Distribution Date.

(ii) Except as otherwise provided in this Agreement or pursuant to the terms of an applicable Welfare Plan, effective as of the Distribution Date, the New News Group shall be responsible for all Liabilities (including Liabilities for salary continuation and benefits under the Welfare Plans) with respect to any Employee who, on the Distribution Date, is on vacation or other approved leave of absence (including leave under FMLA or corresponding state Law, disability, military leave and other approved leave) and is a New News Group Employee on the Distribution Date.

(f) Not a Severance of Employment/Separation from Service. The Parties acknowledge and agree that the consummation of the Separation and the transfer or continuation of the employment of Employees with the Remainco Group or the New News Corporation Group as contemplated by this Agreement (including, without limitation, Section 3.01(c)) shall not be deemed a severance of employment or separation from service of any such Employee for purposes of this Agreement, any Benefit Plan, any NCTI Benefit Plan, the New LTIP, Code Section 409A or any other purpose.

(g) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Separation nor any transaction in connection with the Separation shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan, any NCTI Benefit Plan or the New LTIP.

Section 3.02 Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, the SDA, or any agreement to which either Party or member of its Group is a party, each Party and members of its Group shall provide to the other Party and members of its Group and its or their respective agents and vendors all Information necessary for each Party to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.

(b) Access to Records. To the extent not inconsistent with any applicable Law or agreement to which either Party or member of its Group is a party, reasonable access to Employee-related records on and after the Distribution Date will be provided by each Party to the other Party and the members of its Group pursuant to the terms and conditions of Article VI of the SDA.

(c) Record Retention. All records and data relating to Employees shall, in each case, be subject to the record retention provisions of the SDA and any other applicable agreement and applicable Law.

(d) Confidentiality. All records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the SDA and any other applicable agreement and applicable Law.

(e) Cooperation. Each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Agreement. Except as expressly provided in the SDA or the Transition Services Agreement, no Party shall charge another Party a fee for such cooperation.

Section 3.03 Restrictive Covenants. To the fullest extent permitted by the agreements described in this Section 3.03 and applicable Law, at New News Corporation’s written request, Remainco shall assign to the New News Corporation Group, or cause an applicable member of the Remainco Group to assign to the New News Corporation Group, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) that are in effect on the Distribution Date between Remainco or any member of the Remainco Group and a Remainco Group Employee who terminated employment with the Remainco Group before the Distribution Date, that pertain to the business operations of the New News Corporation Group; provided, that, if such assignment is not permitted by any such agreement, then at New News Corporation’s written request, Remainco or a member of the Remainco Group shall take reasonable actions at New News Corporation’s expense to seek permission to assign such agreement to New News Corporation Group.

ARTICLE IV

HEALTH AND WELFARE BENEFITS

Section 4.01 Remainco. As of the Distribution Date, Remainco, or a member of the Remainco Group, shall retain its Welfare Plans (the “Remainco Welfare Plans”). Except as otherwise provided in this Agreement, on and after the Distribution Date, Remainco shall be responsible for all Claims Incurred by Welfare Plan Covered Participants before the Distribution Date and while participating in the Remainco Welfare Plans.

Section 4.02 New News Corporation.

(a) Effective as of the Distribution Date, NCTI or another member of the New News Corporation Group shall adopt new plans and arrangements which, on such date, will initially be substantially similar to those of the Remainco Welfare Plans (such plans, the “NCTI Welfare Plans”).

(b) The members of the New News Corporation Group that will participate in the NCTI Welfare Plans on the Distribution Date are NCTI, NYP Holdings, Inc. and News America Marketing and only those Employees employed in the United States by such entities on or after the Distribution Date shall be eligible to participate in the NCTI Welfare Plans (the “Welfare Plan Covered Participants”).

Section 4.03 Benefit Elections and Designations. Nothing in Section 2.05 will prohibit the New News Corporation Group from soliciting or causing the solicitation of new election forms or beneficiary designations from Welfare Plan Covered Participants with respect to their participation in the NCTI Welfare Plans as of the Distribution Date.

Section 4.04 Deductibles and Other Cost-Sharing Provisions. Effective as of the Distribution Date, New News Corporation shall cause the NCTI Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to Welfare Plan Covered Participants under the Remainco Welfare Plans during the plan year in which the Distribution Date occurs, and the NCTI Welfare Plans will not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding Remainco Welfare Plan prior to the Distribution Date.

Section 4.05 Flexible Spending Accounts. With respect to the portion of an NCTI Welfare Plan that consists of medical and/or dependent care flexible spending accounts, Remainco shall be solely responsible with respect to all Claims Incurred under such accounts before the Distribution Date with respect to those Welfare Plan Covered Participants who immediately prior to the Distribution Date were participating in, or entitled to benefits under, such accounts while they were under the Remainco Welfare Plans and who submit a valid request for reimbursement, whether the claim is submitted to the Remainco Group before the Distribution Date or to the New News Corporation Group on or after the Distribution Date; provided, however, that such accounts shall reflect reductions for the amounts reimbursed for all submitted Claims Incurred for the calendar year in which the Distribution Date occurs, regardless of whether such amounts were reimbursed before, on or after the Distribution Date.

Section 4.06 Health Savings Accounts. Effective as of the Distribution Date, the health savings accounts of the Welfare Plan Covered Participants shall be transferred from the Remainco Welfare Plans to the NCTI Welfare Plans pursuant to a trustee-to-trustee transfer and all activity under such accounts for the calendar year in which the Distribution Date occurs shall be treated as activity under the NCTI Welfare Plans.

Section 4.07 Workers Compensation. On and after the Distribution Date, Remainco shall be solely responsible for all United States (including its territories) Workers’ Compensation Claims Incurred before the Distribution Date by New News Corporation Group Employees; provided, however, that, News America Marketing shall be solely responsible with respect to all United States (including its territories) Workers’ Compensation Claims Incurred before the Distribution Date by its Employees.

Section 4.08 Vacation and Sick Leave. Effective no later than the Distribution Date, NCTI shall credit its Employees with all unused vacation and sick days accrued by NCTI Employees, in accordance with the policy of the Remainco Group applicable to such Employees before the Distribution Date.

Section 4.09 Group Term Life/Short-Term Disability/Long-Term Disability/ AD&D/ Business Travel/Long Term Care Insurance.

(a) Remainco. Effective as of the Distribution Date, Remainco, or a member of the Remainco Group, shall discontinue coverage of the Welfare Plan Covered Participants who are located in the United States under Remainco’s group term life, short-term disability, long-term disability, accidental death and dismemberment, business travel and long term care policies.

(b) New News Corporation. Effective as of the Distribution Date, NCTI, or another member of the New News Corporation Group, shall take all actions necessary and appropriate to establish, designate or administer group term life, long-term disability, short-term disability, accidental death and dismemberment, business travel and long term care policies under the NCTI Welfare Plans and to provide benefits thereunder for all eligible Welfare Plan Covered Participants who were located in the United States and who were enrolled in such policies under the corresponding Remainco Welfare Plans immediately prior to the Distribution Date.

Section 4.10 Expense Reimbursement Arrangements. Remainco, or a member of the Remainco Group, shall be solely responsible under any reimbursement arrangements for business expenses incurred by eligible NCTI Employees who immediately prior to the Distribution Date were participating in, or entitled to benefits under, such Remainco arrangements and who submit a valid request for reimbursement to Remainco or NCTI before, on or after the Distribution Date. To the extent such expenses are reimbursed by NCTI, Remainco shall reimburse NCTI.

Section 4.11 COBRA and HIPAA.

(a) Remainco shall be responsible for administering compliance with the health care continuation requirements of COBRA and the corresponding provisions of the Remainco Welfare Plans with respect to each Welfare Plan Covered Participant and covered dependent who incurs a COBRA qualifying event or loss of coverage under the Remainco Welfare Plans at any time before the Distribution Date.

(b) Effective as of the Distribution Date, NCTI or another member of the New News Corporation Group shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the NCTI Welfare Plans with respect to Welfare Plan Covered Participants and their covered dependents who incur a COBRA qualifying event or loss of coverage under the NCTI Welfare Plans at any time on or after the Distribution Date.

(c) Remainco and New News Corporation agree that the consummation of the transactions contemplated by the SDA shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 4.12 Insurance Contracts.

(a) Stop Loss Contract. It is the intention of the Parties that Remainco administer the stop loss coverage for both the Remainco Group and the New News Corporation Group up to and including December 31, 2013. The cost of such coverage will be allocated separately to each member of the Remainco Group and New News Corporation Group on a per capita basis.

(b) Other Insurance Contracts. Except as otherwise provided herein, Remainco and New News Corporation have agreed to cooperate and use their commercially reasonable efforts to replicate for the benefit of the New News Corporation Group any insurance contracts applicable to the Remainco Welfare Plans maintained in the United States and to maintain any pricing discounts or other preferential terms for both Remainco and New News Corporation for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 4.12(b).

Section 4.13 Third Party Vendors. Except as otherwise provided herein, to the extent any Remainco Welfare Plan maintained in the United States is administered by a third-party vendor, Remainco and New News Corporation will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for the benefit of the New News Corporation Group and to maintain any pricing discounts or other preferential terms for both Remainco and New News Corporation for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 4.13.

ARTICLE V

QUALIFIED DEFINED CONTRIBUTION PLANS

Section 5.01 Remainco. As of the Distribution Date, Remainco, or a member of the Remainco Group, shall retain, and remain the sponsor of, the News America Consolidated Savings Plan (the “NAI DC Plan”).

Section 5.02 New News Corporation.

(a) Creation of Savings Plan.

(i) Effective June 28, 2013, NCTI or another member of the New News Corporation Group shall adopt a new plan or plans which, on such date, will initially be substantially similar to the NAI DC Plan (such plans, the “NCTI DC Plans”).

(ii) The members of the New News Corporation Group that will participate in the NCTI DC Plans on June 28, 2013 are NCTI, NYP Holdings, Inc., HarperCollins Publishers Inc. and News America Marketing and only those Employees employed by such entities on or after June 28, 2013 shall be eligible to participate in the NCTI DC Plans (the “DC Plan Covered Participants”).

(b) Establishment of Trust(s). A master trust or individual trusts (the “NCTI DC Trusts”) shall be established to hold the assets of the NCTI DC Plans.

(c) Transfer of Assets and Liabilities. As soon as reasonably practicable following June 28, 2013, Remainco, or a member of the Remainco Group, shall cause the accounts, and the Liabilities and assets associated with such accounts, in the NAI DC Plan attributable to the DC Plan Covered Participants (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and ERISA Section 208 to the applicable NCTI DC Plans. NCTI or another member of the New News Corporation Group shall cause the applicable NCTI DC Plans to accept such transfer of accounts and the Liabilities and assets associated with such accounts.

(d) Accrued Benefits.

(i) On and after June 28, 2013, NCTI or another member of the New News Corporation Group shall be solely and exclusively responsible for all accounts and the Liabilities and assets associated with such accounts or in any way related to the NCTI DC Plans, whether accrued before, on or after June 28, 2013. For the avoidance of doubt, the NCTI DC Plans shall have the sole and exclusive obligation for all benefits accrued or earned by Employees of NCTI, NYP Holdings, Inc., HarperCollins Publishers Inc. and News America Marketing who are employed by such entities on June 28, 2013 (whether or not vested and whether accrued or earned while employed by the Remainco Group or the New News Corporation Group).

(ii) On and after June 28, 2013, Remainco or a member of the Remainco Group shall be solely and exclusively responsible for all accounts and the Liabilities and assets associated with such accounts or in any way related to the NAI DC Plans, whether accrued before, on or after June 28, 2013, that are not transferred to the NCTI DC Plans in accordance with Section 5.02(c). For the avoidance of doubt, the NAI DC Plans shall have the sole and exclusive obligation for all benefits accrued or earned by former Employees of NCTI, NYP Holdings, Inc., HarperCollins Publishers Inc. and News America Marketing who are not employed by such entities on June 28, 2013.

(e) Tax Qualified Status. NCTI or another member of the New News Corporation Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the NCTI DC Plans to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the NCTI DC Plans so that they are qualified under Code Section 401(a) and the related trust(s) thereunder is exempt under Code Section 501(a).

(f) Notice of Plan Spinoff to IRS. Remainco and New News Corporation (or members of their respective Groups) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of assets and Liabilities from the NAI DC Plan to the NCTI DC Plans as discussed in this Article V.

Section 5.03 Contributions. All contributions payable to the NAI DC Plan with respect to employee deferrals, matching contributions and employer contributions for NCTI Employees before June 28, 2013, determined in accordance with the terms and provisions of the NAI DC Plan, ERISA and the Code, shall be paid by Remainco, or a member of the Remainco Group, to the NAI DC Plan prior to the date of any asset transfer described in Section 5.02(c).

ARTICLE VI

QUALIFIED DEFINED BENEFIT PLANS

Section 6.01 Remainco. As of the Distribution Date, Remainco, or a member of the Remainco Group, shall retain, and remain the sponsor of, the News America Incorporated Employees’ Pension and Retirement Plan (the “NAI DB Plan”).

Section 6.02 New News Corporation.

(a) Creation of Defined Benefit Plan.

(i) Effective June 1, 2013, NCTI or another member of the New News Corporation Group shall adopt a new plan or plans which, on such date, will initially be substantially similar to the NAI DB Plan (the “NCTI DB Plan”).

(ii) The members of New News Corporation that will participate in the NCTI DB Plan are NCTI, Amplify Education Inc., News America Marketing, Inc. and NYP Holdings, Inc., and only those Employees employed by such entities on June 1, 2013 who participated in the NAI DB Plan on May 31, 2013 shall participate in the NCTI DB Plan as of June 1, 2013 (“DB Plan Covered Participants”). The NCTI DB Plan shall assume the obligations of the NAI DB Plan with respect to the DB Plan Covered Participants whether such benefits accrued before, on or after June 1, 2013.

(b) Establishment of Trust. A trust shall be established to hold the Assets of the NCTI DB Plan (the “NCTI DB Trust”).

(c) Transfer of Assets and Liabilities.

(i) Remainco shall cause the NAI DB Plan actuary to determine the Assets and Liabilities to be transferred to the NCTI DB Plan which shall be in accordance with Code Section 414(l) and Treasury Regulations Section 1.414(l)-1 and ERISA Section 4044 using Pension Benefit Guaranty Corporation assumptions as of May 31, 2013 (the “DB Transferred Assets” and the “DB Transferred Liabilities,” respectively). Such DB Transferred Assets and DB Transferred Liabilities shall only be attributable to the DB Plan Covered Participants who were employed by the entities listed in Section 6.02(a)(ii) on June 1, 2013 and were participants in the NAI DB Plan on May 31, 2013. Remainco shall transfer 90% of the DB Transferred Assets based on the projected allocation of Assets between NAI DB Plan and NCTI DB Plan that reflects Pension Benefit Guaranty Corporation assumptions and NAI DB Plan Assets as of April 30, 2013, with such transfer to occur no earlier than June 3, 2013 but no later than five business days after the establishment of the NCTI DB Trust. The remaining DB Transferred Assets will be transferred to the NCTI DB Trust as soon as practicable following the initial transfer and such DB Transferred Assets will be adjusted for the actual returns of NAI DB Trust between May 31, 2013 and the date on which the remaining DB Transferred Assets are transferred.

(ii) For each individual who (A) is an Employee of a member of either the Remainco Group or the New News Corporation Group who participates in the NAI DB Plan or the NCTI DB Plan, as applicable, (B) participated in the NAI DB Plan on May 31, 2013 and

(C) transfers to either Group between June 1, 2013 and June 30, 2014 (a “Transition Employee”), the transferee Group shall permit such Transition Employee to participate in its defined benefit plan (the NAI DB Plan or the NCTI DB Plan, as applicable), as in effect, with pre-participating benefit service granted for the period such Transition Employee was employed by the transferor Group to the extent provided in the transferor Group’s defined benefit plan. The benefit under the transferee Group’s defined benefit plan will be reduced by the benefit payable under the transferor Group’s defined benefit plan. The transferor Group shall impute eligibility and vesting service for the period that the Transition Employee remained employed with the transferee Group. As of June 30, 2014, Remainco and New News Corporation shall cause the actuaries of the NAI DB Plan and the NCTI DB Plan to determine the extent to which it is necessary to further transfer Assets and Liabilities between these two defined benefit plans as of June 30, 2014, so that the transferee Group’s defined benefit plan shall thereafter be solely and exclusively responsible for all obligations and Liabilities under the NAI DB Plan and the NCTI DB Plan with respect to these Transition Employees for service through June 30, 2014. The amount of Assets and Liabilities transferred from the transferor Group’s defined benefit plan to the transferee Group’s defined benefit plan would be transferred based on Code Section 414(l) and Treasury Regulations Section 1.414(l)-1 and ERISA Section 4044 using the Pension Benefit Guaranty Corporation assumptions as of the spin-off and merger dates of June 30, 2014; provided, that if the de minimus exception to Treasury Regulations Section 1.414(l)-1 were to apply, the transfer of Assets and Liabilities would be in accordance to the de minimus exception using the Pension Benefit Guaranty Corporation assumptions as of the spin-off and merger dates of June 30, 2014.

(d) Obligations and Liabilities.

(i) On and after June 1, 2013, NCTI or another member of the New News Corporation Group shall be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, the NCTI DB Plan, whether accrued before, on or after June 1, 2013. For the avoidance of doubt, and except as provided in Section 6.02(c)(ii), the NCTI DB Plan shall have the sole and exclusive obligation for all benefits accrued or earned by Employees of NCTI, Amplify Education Inc., News America Marketing, Inc. and NYP Holdings, Inc., who are employed by such entities on June 1, 2013 (whether or not vested and whether accrued or earned while employed by the Remainco Group or the New News Corporation Group).

(ii) On and after June 1, 2013, except as provided in Section 6.02(c)(ii), Remainco or a member of the Remainco Group shall be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, the NAI DB Plan, whether accrued before, on or after June 1, 2013, that are not transferred to the NCTI DB Plan in accordance with Section 6.02(c)(i). For the avoidance of doubt, the NAI DB Plan shall have the sole and exclusive obligation for all benefits accrued or earned by former Employees of NCTI, Amplify Education Inc., News America Marketing, Inc. and NYP Holdings, Inc., who are not employed with such entities on June 1, 2013.

(e) Tax Qualified Status. NCTI or another member of the New News Corporation Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the NCTI DB Plan to the Internal Revenue Service for a

determination of tax-qualified status) to establish, maintain and administer the NCTI DB Plan so that it is qualified under Code Section 401(a) and that the related trust thereunder is exempt under Code Section 501(a).

(f) Notice of Plan Spinoff to IRS. Remainco and New News Corporation (or members of their respective Groups) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the NAI DB Plan to the NCTI DB Plan as discussed in this Article VI.

ARTICLE VII

NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 7.01 Remainco. As of the Distribution Date, Remainco, or a member of the Remainco Group, shall retain, and remain the sponsor of, the News America Incorporated Supplemental Executive Retirement Plan (the “NAI SERP”).

Section 7.02 New News Corporation.

(a) Creation of SERP.

(i) Effective June 1, 2013, NCTI or another member of the New News Corporation Group shall adopt a new plan or plans which, on such date, will initially be substantially similar to the NAI SERP (the “NCTI SERP”).

(ii) The members of New News Corporation that will participate in the NCTI SERP are NCTI, Amplify Education Inc., News America Marketing, Inc. and NYP Holdings, Inc., and only those Employees employed by such entities on June 1, 2013 who participated in the NAI DB Plan on May 31, 2013 shall participate in the NCTI SERP as of June 1, 2013 (“SERP Covered Participants”). The NCTI SERP shall assume the obligations of the NAI SERP with respect to the SERP Covered Participants whether such benefits accrued before, on or after June 1, 2013.

(b) Transfer of Liabilities. For each individual who (A) is an Employee of a member of either the Remainco Group or the New News Corporation Group who participates in a SERP Plan, (B) participated in the NAI SERP on May 31, 2013 and (C) transfers to either Group between June 1, 2013 and June 30, 2014 (a “SERP Transition Employee”), the transferee Group shall permit such SERP Transition Employee to participate in its SERP Plan, as in effect, with pre-participating benefit service granted for the period such SERP Transition Employee was employed by the transferor Group to the extent provided in the transferor Group’s SERP Plan. The benefit under the transferee Group’s SERP Plan will be reduced by the benefit payable under the transferor Group’s SERP Plan. The transferor Group shall impute eligibility and vesting service for the period that the SERP Transition Employee remained employed with the transferee Group. As of June 30, 2014, the obligations of both the NAI SERP and the NCTI SERP shall be assumed by the transferee Group’s SERP Plan for each of its SERP Transition Employees on June 30, 2014, to the extent not previously assumed, so that a transferee Group’s SERP Plan shall thereafter be solely and exclusively responsible for all obligations and Liabilities under both the NAI SERP and the NCTI SERP with respect to such SERP Transition Employees for service through June 30, 2014. Remainco and New News Corporation agree to make a payment as determined by the actuaries of the SERP Plans within a reasonable period following June 30, 2014, in consideration for and an amount equal to the Liabilities assumed by the transferee Group’s SERP Plan on June 30, 2014, calculated using assumptions and methods selected by Remainco in accordance with Accounting Standards Codification 715 for U.S. GAAP reporting as of June 30, 2014.

(c) Obligations and Liabilities.

(i) On and after June 1, 2013, NCTI or another member of the New News Corporation Group shall be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, the NCTI SERP, whether accrued before, on or after the June 1, 2013. For the avoidance of doubt, and except as provided in Section 7.02(b), the NCTI SERP shall have the sole and exclusive obligation for all benefits accrued or earned by Employees of NCTI, Amplify Education Inc., News America Marketing, Inc. and NYP Holdings, Inc., who are employed by such entities on June 1, 2013 (whether or not vested and whether accrued or earned while employed by the Remainco Group or the New News Corporation Group).

(ii) On and after June 1, 2013, except as provided in Section 7.02(b), Remainco or a member of the Remainco Group shall be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, the NAI SERP, whether accrued before, on or after June 1, 2013, that are not assumed by the NCTI SERP in accordance with Section 7.02(a)(ii). For the avoidance of doubt, the NAI SERP shall have the sole and exclusive obligation for all benefits accrued or earned by former Employees of NCTI, Amplify Education Inc., News America Marketing, Inc. and NYP Holdings, Inc., who are not employed with such entities on June 1, 2013.

ARTICLE VIII

EQUITY PLANS

Section 8.01 General. The adjustment or conversion of any Award shall be effectuated in a manner that is intended to preserve the economic value of the Award on the Distribution Date and avoid the imposition of any penalty or other taxes on the holders thereof pursuant to Code Section 409A.

Section 8.02 News Corporation 2005 Long Term Incentive Plan.

(a) Continuation of Plan. Effective as of the Distribution Date, Remainco or a member of the Remainco Group, shall continue the News Corporation 2005 Long Term Incentive Plan (the “2005 LTIP”), and the shares available for future Awards under the 2005 LTIP shall be adjusted based on a formula approved by the Compensation Committee of the Board of Directors of Remainco (the “Remainco Conversion Formula”). On and after the Distribution Date, the Remainco Group shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to awards under the 2005 LTIP that are continued pursuant to Section 8.02(b) or Section 8.02(c).

(b) Continuation of Awards.

(i) Subject to the adjustment set forth in Section 8.02(d), each outstanding Award under the 2005 LTIP on the Distribution Date that is held by an Employee or Former Employee of the Remainco Group or Former Employee of the New News Corp Group (the “2005 LTIP Award”), shall continue under the 2005 LTIP in accordance with the terms of such Award.

(ii) Subject to the adjustment set forth in Section 8.02(d), each outstanding Award under the 2005 LTIP shall continue under the 2005 LTIP provided that on the Distribution Date the Award is held by an Employee of New News Corporation Group and is

(A) an option with an Original Expiration Date on or before December 31, 2013;

(B) a restricted stock unit with a vesting date on or before December 31, 2013;

(C) a performance stock unit that will be paid on or before December 31, 2013; or

(D) a bridge award unit with a vesting date on or before December 31, 2013.

(c) Non-Employee Directors’ Awards.

(i) Except as provided in Section 8.02(c)(ii), the continuing 2005 LTIP Awards under Section 8.02(b)(i) shall include each outstanding non-employee director’s Award under the 2005 LTIP on the Distribution Date that is:

(A) held by an individual who is a director or director emeritus of the Board of Directors of Remainco on the Distribution Date; or

(B) held by an individual who is a director or director emeritus of the Board of Directors of New News Corporation on the Distribution Date, and such Award has an Original Expiration Date or a vesting date on or before December 31, 2013.

(ii) Any non-employee director who holds an Award of deferred stock units under the 2005 LTIP on the Distribution Date and will be both a member of the Board of Directors of Remainco and a member of the Board of Directors of New News Corporation on the Distribution Date shall (A) continue such Award under the 2005 LTIP in the same number of shares as the original Award under the 2005 LTIP and will not be subject to the adjustment of Section 8.02(d) and (B) receive a new Award under the New LTIP for a number of deferred stock units over New News Corporation Common Stock equivalent to the number of shares a stockholder of Remainco would receive in connection with the Distribution if such stockholder held the same number of shares as the original Award. The new Award referred to in (A) and (B) herein shall be subject to the same terms and conditions as the original Award. The 2005 LTIP Award will be settled in a cash amount that takes into account the fair market value of Remainco Common Stock and the New LTIP Award will be settled in a cash amount that takes into account the fair market value of New News Corporation Common Stock.

(d) Adjustment and Settlement of Awards. Effective as of the Distribution Date, each 2005 LTIP Award shall be equitably adjusted to reflect the Remainco Conversion Formula. Each 2005 LTIP Award settled on and after the Distribution Date shall be settled in Remainco Common Stock, CDIs over Remainco Common Stock or, if applicable, a cash amount that takes into account the fair market value of Remainco Common Stock.

Section 8.03 News Corporation 2004 Stock Option Plan.

(a) Continuation of Plan. Effective as of the Distribution Date, Remainco or a member of the Remainco Group shall continue the News Corporation 2004 Stock Option Plan (the “2004 Stock Option Plan”). On and after the Distribution Date, the Remainco Group shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to Awards under the 2004 Stock Option Plan.

(b) Continuation of Awards. Subject to the adjustment set forth in Section 8.03(c), each outstanding Award under the 2004 Stock Option Plan on the Distribution Date (the “2004 Stock Option Plan Award”), will continue under the 2004 Stock Option Plan in accordance with the terms of such Award.

(c) Adjustment and Settlement of Awards. Effective as of the Distribution Date, each 2004 Stock Option Plan Award shall be equitably adjusted to reflect the Remainco Conversion Formula. Each 2004 Stock Option Plan Award settled on and after the Distribution Date shall be settled in Remainco Common Stock or CDIs over Remainco Common Stock.

Section 8.04 News Corporation 2004 Replacement Stock Option Plan.

(a) Continuation of Plan. Effective as of the Distribution Date, Remainco or a member of the Remainco Group, shall continue the News Corporation 2004 Stock Option Plan (the “2004 Replacement Stock Option Plan”). On and after the Distribution Date, the Remainco Group shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to Awards under the 2004 Replacement Stock Option Plan.

(b) Continuation of Awards. Subject to the adjustment set forth in Section 8.04(c), each outstanding Award under the 2004 Stock Option Plan on the Distribution Date (the “2004 Replacement Stock Option Plan Award”), will continue under the 2004 Replacement Stock Option Plan in accordance with the terms of such Award.

(c) Adjustment and Settlement of Awards. Effective as of the Distribution Date, each 2004 Replacement Stock Option Plan Award shall be equitably adjusted to reflect the Remainco Conversion Formula. Each 2004 Replacement Stock Option Plan Award settled on and after the Distribution Date shall be settled in Remainco Common Stock or CDIs over Remainco Common Stock.

Section 8.05 New News Corporation.

(a) Creation of LTIP. Prior to the Distribution Date, New News Corporation, or a member of the New News Corporation Group, shall adopt a new long-term incentive plan (such plan, the “New LTIP”). Remainco, as New News Corporation’s sole stockholder, shall approve the New LTIP prior to the Distribution Date and the New LTIP shall be effective on the date of such approval. From and after the effective date of the New LTIP, the New News Corporation Group shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to awards under the New LTIP.

(b) Converted Award.

(i) Effective as the Distribution Date and subject to the conversion set forth in Section 8.05(d), an outstanding Award under the 2005 LTIP that is held by an Employee of the New News Corporation Group shall be converted to an Award under the New LTIP (the “New LTIP Award”) if such Award is

(A) an option with an Original Expiration Date after December 31, 2013;

(B) a restricted stock unit with a vesting date after December 31, 2013; or

(C) a performance stock unit that will be paid after December 31, 2013.

(ii) The New LTIP Award will contain terms and features that are substantially similar to the pre-conversion Award under the 2005 LTIP, except as discussed in Section 8.02(c)(ii) or Section 8.05(d), as applicable, and shall be subject to the terms of the New LTIP which terms may be modified by the terms of any employment agreement to which the applicable holder is a party.

(c) Non-Employee Directors’ Awards. Except as provided under Section 8.02(c)(ii), the converted New LTIP Awards under Section 8.05(b)(i) shall include each outstanding non-employee director’s award under the 2005 LTIP on the Distribution Date that is held by an individual who is a member of the Board of Directors of New News Corporation on the Distribution Date and will be paid after December 31, 2013.

(d) Adjustment and Settlement of Awards. Effective as of the Distribution Date, each New LTIP Award shall be equitably adjusted based on a formula approved by the Compensation Committee of the Board of Directors of Remainco (the “New News Corporation Conversion Formula”). Each New LTIP Award shall be settled in New News Corporation Common Stock, CDIs over New News Corporation Common Stock or, if applicable, a cash amount that takes into account the fair market value of New News Corporation Common Stock.

Section 8.06 2001 Dow Jones LTIP.

(a) Continuation of Plan. Effective as of the Distribution Date, New News Corporation, or a member of the New News Corporation Group, shall continue the 2001 Dow Jones LTIP (the “2001 Dow Jones LTIP”). On and after the Distribution Date, the New News Corporation Group shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to awards under the 2001 Dow Jones LTIP.

(b) Continuation of Award. Subject to the adjustment set forth in Section 8.06(c), each outstanding Award under the 2001 Dow Jones LTIP on the Distribution Date (the “2001 Dow Jones LTIP Award”) shall continue under the 2001 Dow Jones LTIP in accordance with the terms of such Award.

(c) Adjustment and Settlement of Awards. Effective as of the Distribution Date, each 2001 Dow Jones LTIP Award shall be equitably adjusted to reflect the New News Corporation Conversion Formula. Each 2001 Dow Jones LTIP Award settled on and after the Distribution Date shall be settled in New News Corporation Common Stock.

Section 8.07 2004 Market Watch Stock Incentive Plan.

(a) Continuation of Plan. Effective as of the Distribution Date, New News Corporation, or a member of the New News Corporation Group, shall continue the 2004 Market Watch Stock Incentive Plan (the “2004 Market Watch SIP”). On and after the Distribution Date, the New News Corporation Group shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to awards under the 2004 Market Watch SIP.

(b) Continuation of Award. Subject to the adjustment set forth in Section 8.07(c), each outstanding Award under the 2004 Market Watch SIP a the Distribution Date, (the “2004 Market Watch SIP Award”) shall continue under the 2004 Market Watch SIP in accordance with the terms of such Award.

(c) Adjustment and Settlement of Awards. Effective as of the Distribution Date, each 2004 Market Watch SIP Award shall be equitably adjusted to reflect the New News Corporation Conversion Formula. Each 2004 Market Watch SIP Award settled on and after the Distribution Date shall be settled in New News Corporation Common Stock.

Section 8.08 Tax Reporting and Withholding.

(a) Remainco, or a member of the Remainco Group, shall be responsible for all income, payroll, or other tax reporting and remitting applicable tax withholdings to each applicable taxing authority, as related to the awards under the 2005 LTIP, the 2004 Stock Option Plan and the 2004 Replacement Stock Option Plan, regardless of whether the holder of such award is an Employee of the Remainco Group or not.

(b) On and after the Distribution Date, New News Corporation, or a member of the New News Corporation Group, shall be responsible for all income, payroll, or other tax reporting and remitting applicable tax withholdings to each applicable taxing authority, as related to the awards under the New LTIP, 2001 Dow Jones LTIP and 2004 Market Watch SIP, regardless of whether the holder of such award is an Employee of the New News Corporation Group or not.

(c) Notwithstanding the foregoing provisions of this Section 8.08, either Remainco or New News Corporation may act as agent for the other Party by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction to an appropriate taxing authority. Remainco and New News Corporation acknowledge and agree that the Parties will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

Section 8.09 Registration. Upon or as soon as reasonably practicable after the Distribution Date and subject to applicable Law, New News Corporation shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of New News Corporation Common Stock at a minimum equal to the number of shares subject to the New LTIP Awards. New News Corporation shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any New LTIP Awards remain outstanding.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Effectiveness. The effectiveness of this Agreement and the obligations and rights created hereunder are subject to and conditioned upon the completion of the Distribution pursuant to the terms of the SDA.

Section 9.02 Termination. Except as provided in Article VIII of the SDA, obligations described in this Agreement shall remain in force and effect and shall survive the Distribution Date.

Section 9.03 Subsidiaries. Remainco and New News Corporation shall each cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of each Party’s Group (including predecessors and successors) or by any entity that becomes a member of such Party’s Group on or after the Distribution Date.

Section 9.04 Complete Agreement; Representations.

(a) This Agreement, together with any exhibits and schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Remainco represents on behalf of itself and each other member of the Remainco Group and New News Corporation represents on behalf of itself and each other member of the New News Corporation Group as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement; and

(ii) this Agreement has been duly executed and delivered by such Person (if such Person is a Party) and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof (assuming the due execution and delivery thereof by the other Party), except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to creditors’ rights generally and by general equitable principles.

Section 9.05 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 9.06 Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:

If to Remainco or any member of the Remainco Group, to:

News Corporation

[Contact Information]

If to New News Corporation or any member of the New News Corporation Group, to:

New News Corporation

[Contact Information]

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given upon receipt and (c) if delivered by mail in the manner described above to the address as provided in this section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

Section 9.07 Amendment, Modification or Waiver.

(a) Prior to the Distribution, this Agreement may be amended, modified, waived, supplemented or superseded, in whole or in part, by Remainco in its sole discretion by execution of a written document delivered to New News Corporation. Subsequent to the Distribution, this Agreement may be amended, modified, waived, supplemented or superseded, in whole or in part, only by a written agreement signed by duly authorized signatories of the Parties.

(b) Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof (except as otherwise set forth in Section 3.03 of the SDA), but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement, the SDA or by Law or otherwise afforded, will be cumulative and not alternative.

Section 9.08 No Assignment; Binding Effect; No Third-Party Beneficiaries.

(a) Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except that each Party hereto may assign any or all of its rights, interests and obligations hereunder to an Affiliate, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein; provided further that no assignment shall relieve the assigning Party of any of its obligations under this Agreement unless agreed to by the non-assigning Party. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.

(b) Except for the provisions of Article IV of the SDA relating to rights and obligations of Indemnified Parties and Indemnifying Parties, as applicable, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and its respective Affiliates, successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

Section 9.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.10 Dispute Resolution. Any claim, controversy or dispute between or among any of the Parties hereto arising out of or related to this Agreement, including with respect to the validity, intent, interpretation, performance, enforcement, breach or termination of this Agreement or any of the terms contained in this Agreement (a “Dispute”) shall be finally settled pursuant to Section 9.08 of the SDA, which is incorporated herein by reference.

Section 9.11 Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party or Parties to this Agreement who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Distribution, the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 9.12 Interpretation; Conflict With SDA. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified. Any reference to any federal, state, local or non-U.S. statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context requires otherwise, references in this Agreement to “Remainco” shall also be deemed to refer to the applicable member of the Remainco Group, references to “New News Corporation” shall also be deemed to refer to the applicable member of the New News Corporation Group and references to a “Party” shall also be deemed to refer to the applicable member of that Party’s Group (as applicable). Except as otherwise expressly provided in the SDA, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the SDA, the provisions of this Agreement shall control over the inconsistent provisions of the SDA as to matters specifically addressed in this Agreement.

Section 9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 9.14 Coordination with Separation Agreement. Except as explicitly set forth in the SDA, this Agreement shall be the exclusive agreement among the Parties with respect to all Employee Matters. The Parties agree that this Agreement shall take precedence over any and all agreements among the Parties with respect to Employee Matters.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

NEWS CORPORATION

By:
Name:
Title:

NEW NEWSCORP LLC

By:
Name:
Title: